EXHIBIT 10.2


                                LOAN AGREEMENT

     THIS LOAN AGREEMENT is entered into as of the January 19, 2001, (the "Effective Date"), by and among MAYA, LLC, a Nevada limited liability company as Lender, and Imperial Petroleum Recovery Corporation, a Nevada corporation as Borrower.

                                   RECITALS

     A. Lender wishes to lend to Borrower Three Hundred Seventy-five Thousand Dollars ($375,000).

    B. Lender owns 3,625,000 of Borrower's common stock ("Lender's Stock") and warrants issued on December 12, 1997, and on March 3, July 7 and December 8, 1998 to initially purchase an aggregate of 11,375,000 shares of Borrower's common stock at an initial Per Share Warrant Price of $1.00 per share (the "Warrants").

     C. Lender and Borrower entered into a Management Agreement dated November 1, 1998.

     D. Certain disputes have arisen between the parties relating to the management and operation of Borrower, and in relation to Lender's Warrants.

     E. Lender and Borrower have agreed to negotiate in good faith a recapitalization of the Borrower in resolution of the disputes between the parties.

     NOW THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth, the parties hereto mutually agree as follows:

                                   ARTICLE I
                                   LOAN; NOTE


     1.1 Amount of Commitment. As of the Effective Date, Lender shall lend to the Borrower, the principal sum of Three Hundred Seventy-five Thousand Dollars ($375,000.00) on the terms and conditions set forth in this Agreement.

     1.2 Issuance of Note. The loan made hereunder will be evidenced by a promissory note in substantially the form attached hereto as Exhibit "A" (the "Note"). This Agreement and the Note set forth the terms and conditions on which the Loan is being made. This Agreement, the Note and the Security Agreement, as defined below, are hereinafter collectively referred to as the "Loan Documents."

     1.3 Due Date. The principal and all accrued interest on the Note shall be due and payable on the "Due Date" which shall the earlier of: (a) the Closing Date of the Recapitalization, as defined below, or (b) July 31, 2001.

     1.4 Use of Funds. The funds borrowed under this Agreement will be used for working capital of the Borrower.

     1.5 Security. As security for the performance of Borrower's obligations hereunder, Borrower shall grant to Lender, a first priority security (the "Security Interest") pursuant to the terms of the security agreement attached hereto as Exhibit "B" (the "Security Agreement") in all of Borrower's right, title and interest in and to that certain MST Unit, centrifuge, and trailers located at Tar Sands Island, Fort McMurray, Alberta, Canada which is more clearly identified in Exhibit C attached (the "Collateral"). The Borrower shall execute and cause to be executed such further documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as the Lender, in its sole discretion, deems necessary or desirable to create, evidence, preserve, and perfect its liens and security interests in the Collateral.

                                  ARTICLE II
                  REPRESENTATION AND WARRANTIES OF BORROWER

     The Borrower represents and warrants to Lender as follows:

     2.1 Organization and Standing; Articles and By-Laws. Borrower is a corporation duly organized and existing under, and by virtue of, the laws of Nevada and is in good standing under such laws. Borrower has the requisite power and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     2.2 Corporate Power. Borrower has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     2.3 Authorization. All corporate action on the part of Borrower, its directors and stockholders necessary for the authorization, execution, delivery and performance of its obligations under this Agreement has been taken. This Agreement when executed and delivered by W.W. Chalmers, Chief Executive Officer and President of Borrower, shall constitute a valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

     2.4 No Conflict. The execution of this Agreement by Borrower and its delivery to Lender is not contrary to the charter documents or bylaws of Borrower. The execution, delivery or consummation of this Agreement by the Borrower will not (i) with the passage of time, the giving of notice, or otherwise, result in a violation or breach of, or constitute a default under, any term or provision of any material agreement to which Borrower is a party or to which any of its properties are subject, (ii) result in the creation of any lien or other charge upon the assets of Borrower, other than the lien created by the Security Agreement, (iii) result in an acceleration or termination of any note, loan or security interest agreement or other agreement, or (iv) result in a violation of any order, judgment, decree, rule, regulation or law.

     2.5 Survival. All representations and warranties of Borrower made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by the Lender or funding of the Loan shall affect the

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

representations and warranties of Borrower or the right of the Lender to rely upon them. Without prejudice to the survival of any other obligation of the Borrower hereunder, the obligations of the Borrower under Sections 6.1 and 6.2 shall survive repayment of the Note and termination of the Loan.

                                ARTICLE III
                 REPRESENTATIONS AND WARRANTIES OF THE LENDER

     Lender hereby represents and warrants to Borrower as follows:

     3.1 Organization and Standing. Lender is a limited liability company duly organized and existing under, and by virtue of, the laws of the State of
Nevada and is in good standing under such laws.   Lender has requisite power
and authority to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted.

     3.2 Power. Lender has all requisite legal and limited liability power and authority to execute and deliver this Agreement and to carry out and perform its obligations under the terms of this Agreement.

     3.3 Authorization. All action on the part of Lender and its managers necessary for the authorization, execution, delivery and performance of Lenders' obligations under this Agreement have been taken. This Agreement, when executed and delivered by Lender, shall constitute a valid and binding obligation of Lender enforceable in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies.

                                ARTICLE IV
                         PLAN OF RECAPITALIZATION

     4.1 Negotiation of Recapitalization Agreement. The parties agree to negotiate in good faith, the terms and conditions of a plan of recapitalization of Borrower (the "Recapitalization Agreement") containing the following terms and conditions and other terms customary for transactions similar to those described in this Article IV.

     (a) Private Placement. The Recapitalization Agreement shall require that Borrower prepare and circulate not later than March 10, 2001, a private placement memorandum offering for sale securities of Borrower for aggregate proceeds, net of commissions and other selling expenses, to Borrower of at least $6 million at an offering price to be determined by Borrower (the "Private Placement").

     (b) Transfer of Shares. The Recapitalization Agreement shall provide for the transfer to Borrower by Lender all of Lender's Stock at a cash price of $1.11 per share. The number of shares of Lender's Stock to be transferred shall be determined as follows: from the proceeds of the Private Placement:
(i) Borrower shall retain the first $1.5 million of the net proceeds received by Borrower, (ii) from the net proceeds received by Borrower in excess of $1.5 million but not more than $3.5 million, Borrower shall receive from Lender at a price of $1.11 per share, that number of shares of Lender's Stock at the price of $1.11 per share paid to Lender, equal to, but not in excess of, $2. million, and (iii) from net proceeds received in excess $3.5 million, Borrower shall receive one share of Lender's Stock at a price of $1.11 per share paid

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


to Lender for each $1.39 increment of net proceeds received by Borrower in excess of $3.5 million. The transfer of Lender's Stock shall occur on the Closing, as defined below.

      (c) Termination of Management Agreement. The Recapitalization Agreement shall provide that Borrower and Lender shall terminate the Management Agreement on the date that is sixty (60) days after Closing under the Recapitalization Agreement, if Borrower in not in default of its obligations under the Loan Documents or the Recapitalization Agreement.

     (d) Exchange of Warrants for Shares: The Recapitalization Agreement shall provide that upon Closing, as defined below, Lender will exchange its Warrants for 7,000,000 fully paid and non assessable shares of the Borrower's common shares (the "Warrant Shares"). Borrower will grant to Lender registration rights to the Warrant Shares under the terms of the registration rights agreement granted in connection with the issuance of the Warrants, and will fully cooperate with Lender to sell Warrant Shares under exemptions established under such Rule 144, including, without limitation, providing any opinion of counsel that may be requested under Rule 144(k).

     (e) Grant of Option: The Recapitalization Agreement shall require Lender to grant a non-assignable option to Borrower to repurchase 4,000,000 of the Warrant Shares from Lender (the "MAYA Option"). The exercise price for the Warrant Shares subject to the MAYA Option shall be $3.00 per share during the period ending January 31, 2002, and $4.00 per share for the period beginning on February 1, 2002 and ending on January 31, 2003. The MAYA Option shall expire on February 1, 2003. The Recapitalization Agreement shall provide that Henry and Brent Kartchner and their Affiliates (as the term "affiliate" is defined under Rule 13(d)-3 of the Securities Exchange Act of 1934, as amended) shall grant an option to Borrower to purchase 1,250,000 of Borrower's common shares from them at $3.00 per share during the period ending January 31, 2002, and $4.00 per share for the period beginning on February 1, 2002 and ending on January 31, 2003 (the "Kartchner Option"). The Recapitalization Agreement shall provide that Borrower's right to exercise the MAYA Option will be conditioned upon simultaneous exercise of the Kartchner Option. The MAYA Option may be exercised in whole or in part with multiple exercises permitted. Any partial exercise shall be allocated between shares subject to the MAYA Option and shares subject to the Kartchner Option in the ratio of 4,000,000/1,250,000.

     (f) Voting. The Recapitalization Agreement shall provide that, effective on the effective date of the Recapitalization Agreement, and ending on the earlier of (a) the Closing, as defined below, or (b) July 31, 2001, neither Lender nor Henry or Brent Kartchner, or their Affiliates shall vote the common stock of Borrower held by them at any meeting of the shareholders of Borrower, except in the event that the shareholders of Borrower are asked to consider a material capital event, including, without limitation, a merger, reorganization, share exchange, or liquidation to which Borrower is a party. Notwithstanding the foregoing, the shares of Borrower common stock held by Lender and Henry or Brent Kartchner, or their Affiliates may be represented at any meeting of the shareholders of Borrower for purposes of obtaining a quorum.





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

     (g) Standstill Agreements. The Recapitalization Agreement shall provide that Lender shall be prohibited from selling 2,000,000 of the Warrant Shares until February 28, 2002, and that Henry and Brent Kartchner and their Affiliates shall be prohibited from selling 1,250,000 shares until February 28, 2002. The Recapitalization Agreement shall further provide that neither Lender nor Henry and Brent Kartchner or their Affiliates shall acquire or enter into any agreement or arrangement to acquire additional shares of common stock of Borrower, either directly or indirectly, during the period ending February 28, 2002.

     (h) Mutual Release of Claims. The Recapitalization Agreement shall contain a mutual release of claims that the parties thereto have or may have against the other parties to such agreement relating to events, occurrences, actions or omissions arising prior to the Closing.

     (i) Arbitration of Disputes. The Recapitalization Agreement shall contain a provision requiring binding arbitration of disputes. The governing law and venue for any such arbitration shall be Nevada.

     (j) Closing. The Recapitalization Agreement shall provide that the transactions described therein shall close on the earlier of: (a) fourteen
(14) days after the completion of the Private Placement or (b) July 31, 2001.

     (k) Termination. The Recapitalization Agreement shall provide for mutually agreed termination, and for termination in the event of breach of the terms thereof by any party thereto.

     4.2 Definitive Agreement. This terms set forth in Section 4.1 above are intended to serve as summary evidencing the current intentions of the parties with respect to the recapitalization of Borrower as reflected in discussions between the parties to date, and it is expressly understood that (a) this Agreement is not intended to, and does not, constitute an agreement to consummate the recapitalization or to enter into a definitive Recapitalization Agreement and (b) the parties hereto will have no rights or obligations of any kind whatsoever relating to recapitalization transactions unless and until a definitive Recapitalization Agreement is executed setting forth the terms and conditions of the recapitalization containing terms customary for transactions of this nature, including without limitation, delivery of customary opinions of counsel.

                                 ARTICLE V
                                  DEFAULT

     5.1 Events of Default. Each of the following shall be deemed an "Event of Default:"

     (a) The Borrower shall fail to pay when due the Note or any part thereof.

     (b) Any representation or warranty made or deemed made by the Borrower (or any of its officers) in any Loan Document shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

     (c) The Borrower shall fail to perform, observe, or comply with any covenant, agreement, or term contained in this Agreement or any other Loan Document.

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


     (d) The Borrower shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall take any corporate action to authorize any of the foregoing.

     (e) An involuntary proceeding shall be commenced against the Borrower seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator custodian, or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

     (f) The Borrower shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of Fifty Thousand Dollars ($50,000.00) against any of its assets or properties

     (g) A final judgment or judgments for the payment of money in excess of Fifty Thousand Dollars ($50,000) in the aggregate shall be rendered by a court or courts against the Borrower and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within sixty (60) days from the date of entry thereof and the Borrower shall not, within said period of sixty (60) days, or such longer period during which execution of the same shall have been stayed, appeal therefore and cause the execution thereof to be stayed during such appeal.

     (h) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by the Borrower or any of its shareholders, or the Borrower shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

     5.2 Remedies Upon Default. If any Event of Default shall occur and be continuing, the Lender may without notice terminate the Loan and declare the Note or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by the Borrower. If any Event of Default shall occur and be continuing, the Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise, and may terminate the Recapitalization Agreement.

     5.3 Performance by the Lender. If the Borrower shall fail to perform any covenant or agreement contained in any of the Loan Documents, the Lender may perform or attempt to perform such covenant or agreement on behalf of the Borrower. In such event, the Borrower shall, at the request of the Lender promptly pay any amount expended by the Lender in connection with such performance or attempted performance to the Lender. Notwithstanding the foregoing, it is expressly agreed that the Lender shall not have any liability or responsibility for the performance of any obligation of the Borrower under this Agreement or any other Loan Document.


                                 ARTICLE VI
                               MISCELLANEOUS

     6.1 Indemnification. The Borrower shall indemnify the Lender and its managers, members, employees, attorneys, and agents from, and hold each of them harmless against, any and all losses, liabilities, claims, damages, penalties, judgments, disbursements, costs, and expenses (including attorneys' fees) to which any of them may become subject which directly or indirectly arise from or relate to (a) the negotiation, execution, delivery, performance, administration, or enforcement of any of the Loan Documents, (b) any of the transactions contemplated by the Loan Documents, and (c) any breach by the Borrower of any representation, warranty, covenant, or other agreement contained in any of the Loan Documents.

     WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS' FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON.

     6.2 Limitation of Liability. Neither the Lender, its managers, members, employees, attorneys, or agents shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. The Borrower hereby waives, releases, and agrees not to sue the Lender or any of the Lender's managers, members, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

     6.3 No Duty. All attorneys, accountants and consultants retained exclusively by the Lender shall have the right to act exclusively in the interest of the Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower's owners or any other person.





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

     6.4 Lender Not Fiduciary. The relationship between the Borrower and the Lender in negotiating this Agreement and the Loan Documents is solely that of debtor and creditor, and the Lender has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Lender to be other than that of debtor and creditor.

     6.5 Equitable Relief The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of the obligations, any remedy at law may prove to be inadequate relief to the Lender. The Borrower therefore agrees that the Lender, if the Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

     6.6 No Waiver Cumulative Remedies. No failure on the part of the Lender to exercise and no delay in exercising and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

     6.7 Amendment; Waiver. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrowers therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     6.8   Notices.    Any notice or communication to be given under the terms
of this Agreement ("Notice") shall be in writing and shall be personally delivered or sent by facsimile, overnight delivery or registered or certified mail, return receipt requested. Notice shall be effective (i) if personally delivered, when delivered; (ii) if by facsimile, on the day of transmission thereof on a proper facsimile machine with confirmed answerback; (iii) if by overnight delivery, the day after delivery thereof to a reputable overnight courier service; and (iv) if mailed, at midnight on the third business day after deposit in the mail, postage prepaid. Notices shall be addressed as follows:

     Borrower:               Imperial Petroleum Recovery Corporation
                             1970 S. Starpoint Dr.
                             Houston, Texas 77032
                             Attn:  W.W. Chalmers, President and CEO
                             Fax No.:  281-821-1118

     With copy to:           Donald T. Tenconi, Esq.
                             500 Ygnacio Valley Rd., Suite 490
                             Walnut Creek, California 94596
                             Fax No.: 925-977-9089

     Lender:                 MAYA, LLC
                             2325-A Renaissance Dr.
                             Las Vegas, Nevada 89119
                             Attn: Rex Lewis
                             Fax No.: 702-798-6282

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     With copy to:           Michael E. Kearney, Esq.
                             Santoro, Driggs, Walch, Kearney,
                             Johnson & Thompson
                             3773 Howard Hughes Pkwy., Suite 290N
                             Las Vegas,  Nevada 89109
                             Fax No.: 702-191-1912

or at such other address as a party may from time to time designate by Notice hereunder.

     6.9 Costs, Expenses and Taxes. If the Borrower fails to pay when due the principal of, or any interest on, the Loan, or fail to comply with any other provisions of this Agreement or the Note or Security Agreement, the Borrower will pay on demand all costs and expenses including, without limitation, reasonable attorneys' fees and legal expenses, incurred by the Lender in connection with collecting any sums due on or on account of the Loan or in otherwise enforcing any of their rights under this Agreement or the Notes.

     6.10 Binding Effect. This Agreement and the Note and Security Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

     6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and the applicable laws of the United States of America. This Agreement has been entered into in Las Vegas, Nevada, and it shall be performable for all purposes in Las Vegas, Nevada. Any action or proceeding against Borrower under or in connection with any of the Loan Documents may be brought in any state or federal court in Las Vegas, Nevada. The Borrower hereby irrevocably (i) submits to the exclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified above. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Borrower or with respect to any of its property in courts in other jurisdictions. Any action or proceeding by Borrower against Lender shall be brought only in a court located in Las Vegas, Nevada.

     6.12 Further Assurances. Each of the parties hereto shall take all such actions, and shall execute and deliver all such documents and instruments, as may be reasonably requested by the others to carry out the purposes and intent of the provisions of this Agreement.

     6.13 Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provisions.



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


     6.14 Counterparts. This Agreement and the Loan Documents may be executed in multiple counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one instrument. This Agreement and any Loan Documents may be executed and sent via facsimile which facsimile shall be binding and enforceable as if an original; provided, however, that original executed copies of this Agreement and of the Loan Documents shall in fact be required to be delivered by each of the parties.

     6.15 Titles and Subtitles. The title and subtitles used in this Agreement are used for convenience only and are not considered in construing or interpreting this Agreement.

     6.16 Construction. The Borrower and the Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and the Lender.

     6.17 Independence of Covenants. All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Event of Default if such action is taken or such condition exists.

     6.18 NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE NOTE, THE OTHER LOAN DOCUMENTS, AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE Of PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.


                    [THIS SPACE INTENTIONALLY LEFT BLANK]






















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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                               "BORROWER"

                               IMPERIAL PETROLEUM RECOVERY CORPORATION


                               By:/s/ W.W. Chalmers
                                  W.W. Chalmers,
                                  President and Chief Executive Officer

                               "LENDER"

                               MAYA, LLC


                               By:/s/ Rex Lewis
                                  Rex Lewis, Manager




























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